Exhibit99.1

NEWS RELEASE

Contact:	Michelle Layne
(443) 327-1239
mlayne@safenet-inc.com
www.safenet-inc.com

SafeNet Provides Post-Merger Guidance Update
Company Provides Q1 Guidance; Reiterates Full Year Guidance,
Schedules Earnings Release Date

BALTIMORE, Maryland — April 5, 2004— SafeNet (NASDAQ: SFNT), a leading provider of private and public network security solutions that set the standard for securing virtual private and wide area networks, today is updating guidance to incorporate the effect of its merger with Rainbow Technologies, which closed on March 15, 2004.

At the time of the merger, the Company did not give guidance for the quarter ending March 31, 2004 and provided annual guidance on the basis of a full-year’s impact from Rainbow. Today’s update reflects the March 15, 2004 closing date and the first quarter preliminary quarter end information that is available to date. The adjusted earnings guidance below excludes expenses related to acquisitions consisting of integration expenses, amortization of acquired intangible assets, and assumes a 33% effective tax rate. As of today, the Company has not quantified these adjustments, which are expected to be significant.

Q1 Guidance
 The Company expects 2004 first quarter revenues to be in the range of $25 to $27 million. The Company also expects its adjusted earnings per share to be in the range of $0.15 to $0.21.

Annual Guidance
 The Company also reiterated its 2004 guidance, provided in its conference call on March 16, 2004. The original guidance, which assumed a full year of Rainbow results, was $240 million in revenues, with adjusted earnings per share in the range of $1.50 to $1.55. Based on the close date of March 15, 2004, the Company’s full-year guidance, which includes only two weeks of Rainbow results, is expected to be in the range of $200 to $210 million in revenues, with adjusted earnings per share ranging between $1.30 and $1.40.

Earnings Release
 SafeNet will discuss the 2004 first quarter financial results at its quarterly conference call scheduled for April 29, 2004 at 5:00 pm EDT. To join SafeNet in the conference call, dial 1-888-396-2356 and use pass code 50623989 within the United States. If you are calling from outside the U.S., please dial 1-617-847-8709 and use pass code 50623989. The conference call will also be available via live webcast on SafeNet’s Investor Relations web site at www.safenetinvestor.com. A replay of the conference call will be immediately available via webcast on SafeNet’s Investor Relations site.

About SafeNet, Inc.
 SafeNet, Inc. (NASDAQ: SFNT), a leading provider of private and public network security solutions, has set the industry standard for VPN technology and secure business communications and offers the only encryption platform for both WAN and VPN networks. With more than 20 years experience in developing, deploying, and managing network security systems for the most security-conscious government, financial institutions, and large enterprise organizations around the world, SafeNet’s proven technology has emerged as the de facto industry standard for VPNs. SafeNet is the single-source vendor for WAN and VPN security solutions teamed with an easy and low-cost migration path to a broad range of VPN products. SafeNet security solutions, based on SecureIP Technology™, and part of the CGX Security Platform, have become the products of choice for leading Internet infrastructure manufacturers, service providers, and security vendors. Securing the infrastructure of today’s e-business communications as well as leading the way in government Homeland and classified data security, SafeNet has opened new markets for interoperable, secure, and deployable VPN communications. Commercial customers include Texas Instruments, Microsoft, Samsung, Centillium Communications, ARM, and Cisco Systems. Government, financial, and large enterprise customers include the National Security Agency, Federal Bureau of Investigation, U.S. Postal Service, U.S. Department of Defense, U.S. Internal Revenue Service, Social Security Administration, American Express, Bank of America, Eastman Kodak, Hewlett-Packard, and Motorola. For more information, visit http://www.safenet-inc.com/.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
 Statements contained in this document that are not historical facts could be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and beliefs, are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others: the risk that the SafeNet and Rainbow businesses will not be integrated successfully; costs related to the proposed merger; the risk that SafeNet and Rainbow will fail to obtain the required stockholder approvals; the risk that the transaction will not close; the risk that the businesses of the companies will suffer due to uncertainty; and other economic, business, competitive, and/or regulatory factors affecting SafeNet’s business generally, including those set forth in its filings with the Securities and Exchange Commission, including SafeNet’s Annual Report on Form 10-K for the fiscal year ended December 31. 2002, its most recent Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, SafeNet’s results could differ materially from the expectations in these statements. SafeNet assumes no obligation and does not intend to update or alter these forward-looking statements, whether as a result of new information, future events, or otherwise.

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Editor’s Note: SafeNet is a registered trademark and SecureIP Technology is a trademark of SafeNet, Inc. All other trademarks are the property of their respective owners.